UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2015

Weyland Tech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

                     N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

Between December 27, 2015 and January 3, 2016, Weyland Tech Inc. (the “Company”) entered into a definitive agreement relating to the private placement of $400,000 of its securities through the sale of 1,040,000 newly issued unregistered shares of its common stock at about $0.47 per share to a group of Accredited Investors. The Accredited Investors included a principal of Blackstone Asset Management (HK) Limited and Mr. Alan Voon, a warrants and small-cap specialist, as well as author of investment books.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Chief Executive Officer of the Company agreed to convert $50,000 of CEO payables to common stock at a purchase price of $0.58 per share.

Item 3.02.  Unregistered Sales of Securities.

Between December 27, 2015 and January 3, 2016, Weyland Tech Inc. (the “Company”) issued 1,040,000 unregistered shares of its common stock, par value $0.001, at about $0.47 per share to a group of Accredited Investors. The Accredited Investors included a principal of Blackstone Asset Management (HK) Limited and Mr. Alan Voon, a warrants and small-cap specialist, as well as author of investment books. The company sold these restricted shares to further capitalize the Company in order to execute its business plan on the previously announced Joint Venture Agreement ("JV") with Ranosys Technologies Pvt. Ltd. ("Ranosys") to form a joint venture partnership for the rollout of the Company's CreateApp platform in the greater India market.

The securities were offered and sold in a private placement in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Regulation D thereunder. The securities were offered without general solicitation or advertisement and were sold to a total of three investors who represented to us, among other things, that they (i) are accredited investors as such term is defined in Regulation D, (ii) acquired the securities for investment only and not with a view to distribution thereof, and (iii) understand that the securities cannot be resold except pursuant to an effective registration statement under the Securities Act or in reliance upon an applicable exemption from such registration requirements and that the certificates representing such securities will bear a restrictive legend to that effect.

The Chief Executive Officer of the Company agreed to convert $50,000 of CEO payables to common stock at a purchase price of $0.58 per share.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Securities Purchase Agreement, entered into by the Company in December 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: January 5, 2016	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO